UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

OCONEE FEDERAL FINANCIAL CORP.

(Exact name of Registrant as specified in its charter)

Federal (State or Other Jurisdiction of Incorporation)	001-35033 (Commission File Number)	32-0330122 (I.R.S. Employer Identification No.)

201 East North Second Street, Seneca, South Carolina 29678

 (Address of principal executive offices)

(864) 882-2765

Registrant’s telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2012, the Compensation Committee of the Board of Directors of Oconee Federal Financial Corp. granted stock options and restricted stock under the Oconee Federal Financial Corp. 2012 Equity Incentive Plan to its directors and certain of its officers, including its named executive officers.  A total of 62,208 stock options and 24,884 shares of restricted stock were granted to directors.  In addition, a total of 171,078 stock options and 62,210 shares of restricted stock were granted to officers.

The form of award agreements are filed as exhibits to this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Not applicable

(b)                                 Not applicable

(c)                                  Not applicable

(d)                                 Exhibits

Exhibit No.	Description
10.1	Form of incentive stock option agreement with employees.
10.2	Form of non-qualified stock option agreement with employees.
10.3	Form of stock option agreement with outside directors.
10.4	Form of restricted stock agreement with employees.
10.5	Form of restricted stock agreement with outside directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCONEE FEDERAL FINANCIAL CORP.

Date: May 2, 2012	By:	/s/ Curtis T. Evatt
Curtis T. Evatt
Executive Vice President and Chief Financial Officer
(Duly Authorized Representative)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of incentive stock option agreement with employees.
10.2	Form of non-qualified stock option agreement with employees.
10.3	Form of stock option agreement with outside directors.
10.4	Form of restricted stock agreement with employees.
10.5	Form of restricted stock agreement with outside directors.